SECURITIES AND EXCHANGE COMMISSION

		     WASHINGTON, D.C. 20549

			    FORM 8-K


			 CURRENT REPORT


		  PURSUANT TO SECTION 13 OR 15(d)
		OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported):  January 19, 2000

			    ALCOA INC.

     (Exact name of registrant as specified in its charter)


	Pennsylvania              1-3610          25-0317820

(State or other jurisdiction  (Commission File  (I.R.S. Employer
      of incorporation)           Number)      Identification No.)


201 Isabella Street, Pittsburgh, Pennsylvania         15212-5858

  (Address of principal executive offices)            (Zip code)

	Office of Investor Relations       412-553-3042
	Office of the Secretary            412-553-4707

      (Registrant's telephone number including area code)


Item 5. Other Events.

The Registrant issued the following press release on January 19, 2000:

    PITTSBURGH, January 19, 2000 - Alcoa announced today that it will restart approximately 200,000 metric tons per year (mtpy) of its currently idled aluminum smelting capacity. Alcoa plans to bring this capacity into production over the course of the year and to have the full 200,000 mtpy in production by year end. Alcoa will have approximately 250,000 mtpy of aluminum smelting capacity that remains idle following this restart.

    The capacity to be restarted is located at smelters that are currently in production in Australia and the United States. Due to the company's continuing implementation of the Alcoa Production System, Alcoa expects minimal, if any, increase in employment because of the capacity restart. The company noted that the alumina for the restarted capacity will be sourced by Alcoa World Alumina's supply network.

    President and CEO Alain Belda said that "Alcoa is taking this action due to continued strong demand in the U.S. and in other parts of the world." He added that the company will continue to review market conditions under which additional idle capacity can be returned to production. According to Mr. Belda, "Alcoa's ability to produce primary aluminum profitably at lower costs is being significantly enhanced by the rapid deployment of our Alcoa Production System."

				SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the following authorized officer.

				ALCOA INC.


				By  /s/Timothy S. Mock
Date: January 19, 2000                 Timothy S. Mock
				       Vice President
				       and Controller